                                                                       EX-99.B16

             SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
          VANGUARD TAX-MANAGED FUND--CAPITAL APPRECIATION PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------
   P   =   $1,000
   T   =   +27.29%
   N   =   1
 ERV   =   $1,272.91
 FIVE YEAR
 ---------
   P   =   $1,000
   T   =   +24.30%
   N   =   *
 ERV   =   $2,058.13

--------
   * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

               a - b
    Yield = 2[(------ + 1 )/6/ - 1]
               c X d

  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $572,025.74

              b = $114,301.65

              c = 43,658,951.56

              d = $20.18

          Yield = .62 %

                                                                       EX-99.B16
                 VANGUARD TAX-MANAGED FUND--BALANCED PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

EXAMPLE:
--------
ONE YEAR
--------
   P   =   $1,000
   T   =   +16.55%
   N   =   1
 ERV   =   $1,165.50
 FIVE YEAR
 ---------
   P   =   $1,000
   T   =   +15.34%
   N   =   *
 ERV   =   $1,605.66

--------
   * Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

               a - b
    Yield = 2[(------ + 1)/6/ - 1]
               c X d

   Where:     a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

   Example    a = $256,062.13

              b = $15,340.31

              c = 8,036,674.14

              d = $14.67

          Yield = 2.46%

                                                                       EX-99.B16

             VANGUARD TAX-MANAGED FUND--GROWTH AND INCOME PORTFOLIO

1. AVERAGE ANNUAL TOTAL RETURN (As of December 31, 1997)

    P (1 + T)n = ERV

  Where:              P = a hypothetical initial payment of $1,000

                      T = average annual total return

                      N = number of years

                    ERV = ending redeemable value at the end of the period

 EXAMPLE:
 --------
 ONE YEAR
 --------
    P  =   $1,000
    T  =   +33.31%
    N  =   1
  ERV  =   $1,333.13
 FIVE YEAR
 ---------
    P  =   $1,000
    T  =   +27.13%
    N  =   *
  ERV  =   $2,217.33

--------
* Since inception on September 6, 1994.

2. YIELD (30 Days Ended December 31, 1997)

              ( a - b     )
    Yield = 2[(------- + 1)/6/ - 1]
              ( c X d     )


  Where:      a = dividends and interest paid during the period

              b = expense dollars during the period (net of reimbursements)

              c = the average daily number of shares outstanding during the period

              d = the maximum offering price per share on the last day of the period

  Example     a = $763,891.01

              b = $73,564.36

              c = 27,156,796.1

              d = $20.88

          Yield = 1.47%